Exhibit 10.14

Certain information in this document (indicated by “[***]”) has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Certain portions of this exhibit (indicated by “####”) have been omitted pursuant to Regulation S-K, Item 601(a)(6).

MANUFACTURING AND PURCHASING AGREEMENT

This Manufacturing and Purchasing Agreement is made and entered into as of this 17th day of September, 2012 (the “Effective Date”) by and among:

CENTURY AGRICULTURE CORPORATION, a corporation duly organized and existing under the laws of the Philippines, with principal office address at Centerpoint Building, Julia Vargas Avenue Ortigas Center, 1605 Pasig City, Metro Manila, Philippines (hereinafter referred to as the “Manufacturer”);

- and -

ALL MARKET SINGAPORE PTE. LTD., a corporation duly organized and existing under the laws of Singapore, with principal office address at WCEGA Tower #12-79, 21 Bukit Batok Crescent in Singapore 658065, Singapore (hereinafter referred to as the “Company”).

RECITALS

1. The Company manufactures, buys and sells the Products (as hereinafter defined);

2. The Company is the owner of certain Vita Coco-related trademarks (the “Trademarks”) and other intellectual property and proprietary information that distinguish the Products; and

3. Manufacturer is constructing facilities capable of manufacturing and packaging the Products according to the Company’s Specifications (as hereinafter defined);

NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1. Definitions. In this Agreement, certain capitalized words and expressions shall have the meanings set forth on Schedule A attached hereto.

2. Production, Improvement Advance and Minimum Volume

2.1 Manufacturer shall take all reasonable commercial steps necessary, including, without limitation, installation of any improvements to its existing manufacturing facility and/or the construction of a new manufacturing facility (the “Production Improvements”), in order to cause the Initial Production Date to occur on or before [***]; provided, however, the parties agree that Manufacturer’s failure to cause the Initial Production Date to occur on or before [***] shall constitute a material breach of this Agreement. Notwithstanding the foregoing, both parties shall cooperate towaids achieving earliest commencement of commercial operations. That parties agree that Tetra Pak or other equipment suppliers as mutually agreed upon by the Parties shall be the suppliers of all applicable Production Improvements.

2.2 Manufacturer shall be solely responsible for costs associated with the Production Improvements, including, but not limited to, the costs of all processing equipment necessary to produce the Products in accordance with the Specifications.

2.3 Manufacturer shall manufacture, package, sell and deliver the Products FOB the Delivery Location, in accordance with this Agreement, the applicable Purchase Order, the Specifications and Laws.

2.4 Manufacturer shall provide all raw materials, ingredients and packaging, including, the Packing Material, required for the production and processing of the Products in accordance with the Specifications set by Company. The Company shall facilitate all necessary training, know-how and transfer such technology as will enable the Manufacturer to produce the Products according to Specifications.

2.5 During the Term, Manufacturer covenants and agrees that it shall maintain enough raw materials, ingredients, Packaging Materials and other items, and line space and capacity, in order to produce at least [***] of Product per Calendar Quarter (the “Minimum Volume”), which is also the Minimum Volume per Calendar Quarter which the Company commits to order from the Manufacturer. Notwithstanding the foregoing, Manufacturer shall use its best efforts to produce up to [***] of the Product per annum commencing on or before the [***] of the Initial Production Date.

Should the Manufacturer be able to produce more than the Minimum Volume at any time after the Initial Production Date, the Manufacturer shall inform the Company by providing a six month notice period and the Company hereby commits to purchase said volume, which shall be the new the Minimum Volume, when said volume is available.

The Minimum Volume may be adjusted from time to time upon mutual agreement of the parties.

Notwithstanding the foregoing, the Manufacturer shall produce the Minimum Volume set forth on Schedule 4 hereof commencing on the Initial Production Date.

2.6 If, at the end of any Contract Year the Company has failed to order the Minimum Volume for such Contract Year, then, [***]. Subject to Section 13 herein on Termination, the parties acknowledge, covenant and agree that a party’s receipt of the [***] shall be its sole and exclusive remedy with respect to the other party’s failure to order the Minimum Order Volume in any Contract Year.

If, beginning the second anniversary from Initial Production date until the end of the Term of this Agreement, and subject to Section 11 herein on Force Majeure, the Manufacturer has failed to supply the Minimum Volume for such Contract Year in accordance with the Company’s Purchase Orders, then, within five (5) days after the end of such Contract Year, the non-performing party shall pay the other party an amount equal to [***] of the Price of each liter of Product that was not produced in the previous Contract Year up to the Minimum Production Volume (a “Failure Payment”). Subject to Section 13 herein on Termination, the parties acknowledge, covenant and agree that a party’s receipt of the Failure Payment shall be its sole and exclusive remedy with respect to the other party’s failure to supply the Minimum Volume in any Contract Year.

Notwithstanding the foregoing payment of the Company on the volume which it was unable to order from the Manufacturer to meet the Minimum Order Volume, the said unordered volume shall belong to the Manufacturer and the Manufacturer may sell the same to third parties in non-US markets.

The foregoing notwithstanding, the Company shall pay the total price of all the volumes that they have set forth in any particular Purchase Order, as supplied by the Manufacturer.

3. Forecasting and Purchase Orders

3.1 Company shall provide Manufacturer with estimated quarterly production forecasts at least [***] days before each Calendar Quarter. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that while the Company will use commercially reasonable efforts to place Purchase Orders in conformity to the Company’s forecasts, the foregoing forecasts shall be created for the sole purpose of assisting Manufacturer in maintaining adequate inventory to meet the Company’s production needs. Such production forecasts shall always be consistent with Minimum Volumes already set by the Parties.

3.2 Company shall place Purchase Orders for the Products as far in advance as commercially reasonable, consistent with the forecast by the Company - to the extent possible and subject to capacity limits of the Manufacturer. Manufacturer shall produce the Products within [***] days from receipt of each Purchase Order from the Company, and Manufacturer shall deliver the Products FOB the Delivery Location within [***] days of receipt of each such Purchase Order.

[***].

4. Pricing and Payment Terms

4.1 Company shall pay to the Manufacturer the price/cost for each of the Products (the “Price”) as set forth on Schedule 1 attached hereto.

4.2 The parties acknowledge and agree that the Price:

(i) includes all costs associated with the manufacture of the Products and delivery of the Products FOB the Delivery Location, including without limitation, Manufacturer’s delivered cost (without internal mark-up) of ingredients and packaging materials, including, the Packing Materials, infrastructure costs (without internal markup), including any processing equipment maintenance fees, labor, overhead, ingredients and packaging materials purchasing services, warehousing of ingredients and packaging material, warehousing of finished product, any Philippines customs and duty charges, the cost of delivery of the final product to the Delivery Location, the cost of loading the Products into Company’s designated truck at the Delivery Location, and Manufacturer’s profit; and

(ii) excludes US and other countries customs and tax payments before delivery to the Company, and transportation from the Delivery Location to the Company’s warehouse, which shall be Company arranged.

4.3 The initial Price, as set forth on Schedule 1, may not be modified or amended until the [***] anniversary of the Initial Production Date, except in cases of extra-ordinary raw material price and foreign exchange fluctuations or other similar events, during which the parties shall discuss and mutually agree on remedies including the possible passing on of cost increases. The Price shall be reviewed annually and any adjustments to the Price shall be based solely upon demonstrable changes in Manufacturer’s cost of goods sold; provided, however, that adjustments to the Price shall be subject to the prior written approval of the Parties, which approval shall not be unreasonably withheld.

4.4 All Prices shall be in US Dollars.

4.5 For each of the shipments in the first six (6) months following the first production, the Company shall pay for the Products on a Stand-By Letter of Credit basis. After six (6) months, the Company shall pay for the Products within [***] days from FOB of the Delivery Location

4.6 The parties acknowledge and agree that the Price set forth in Schedule 1 is the Price of the “100% Pure Coconut Water” Products with [***] (or such other level as hereinafter determined by the Company and included in the Specifications from time to time). The parties agree that if Company requests that Manufacturer produce the Company’s “Flavored Coconut Water” Products, the “Price” for such Products shall be [***]

to be agreed upon by both parties. In the event Company elects to supply the additional ingredients at its cost, Manufacturer shall charge [***] to be agreed upon by both parties.

5. Delivery, Title and Risk of Loss

5.1 Manufacturer shall load the Products into container vans in accordance with the loading patterns and procedures as set forth in Schedule 3 attached hereto, or as may be amended in writing by the Company from time to time, subject to Manufacturer’s agreement and/or shipping line regulations. Manufacturer shall deliver the Products to Company FOB the Delivery Location, in such quantities and at such times as Company shall have specified in its Purchase Order. Title and risk of loss of the Products shall pass to the Company upon delivery to Company or its freight carriers at the Delivery Location (e.g.; upon loading into Company’s designated shipping vessels).

5.2 Company shall have the right to inspect any shipment of the Products after delivery to determine whether it conforms to the terms of this Agreement, the applicable Purchase Order, the Specifications and Laws. If any Product furnished hereunder is defective in material or workmanship, is adulterated, or does not otherwise conform to the terms of this Agreement, the applicable Purchase Order, the Specifications or Laws then, in addition to any other rights it may have under this Agreement. Company shall have the right to reject such Product and return such Product to Manufacturer All charges for the packing, shipping and return of any rejected Products to Manufacturer and any reshipment of replacement Products to Company and the risk of loss thereof will be borne by Manufacturer With each return, Company shall include a statement of the reason for rejection of the Products. At Company’s option, Manufacturer agrees to cancel the invoice for such rejected Products, refund the amounts paid with respect to such rejected Products, or ship replacement Products to Company on an expedited basis. The parties agree to conduct investigations to identify the cause of the defect and to agree on measures to minimize the costs to both parties.

5.3 Any Products received by Company from Manufacturer that has not been rejected by Company within [***] days after receipt shall be deemed to have been accepted, except where such Products contain a nonconformity with respect to manufacturing specifications as defined under Schedule 2, which could not have reasonably been discovered by Company within such [***] day period, in which case Company has up to [***] days from the date such nonconformity could have been reasonably discovered to reject such Products, after which it shall be deemed to have been accepted. It is understood that Company shall promptly undertake proper sampling and testing of incoming shipments to ascertain acceptability of the same.

The parties shall agree to retention sampling and storage protocols in order to ensure the viability of the Products while in transit.

5.4 Company shall have complete and sole discretion as to the resale of each of the Products manufactured and supplied by Manufacturer under this Agreement, including without limitation, the pricing and distribution of the Products.

6. Term

The term of this Agreement shall be five (5) years, commencing on the Effective Date and shall continue in full force and effect until the fifth (5th) anniversary thereof (the “Initial Term”). Subject to the Manufacturer achieving the agreed financial performance metrics set forth under Schedule 5 hereof, the Company shall have the option to extend the Initial Term for an additional five (5) years. Thereafter, the Company and the Manufacturer may mutually agree to extend the Initial Term for additional, successive terms of five (5) years, by providing notice of such election to either party as the case may be on or prior to one hundred and eighty (180) days from the expiration of the then-current term (each an “Extension Term”; and together with the Initial Term, the “Term”).

7. Non-Compete

7.1 During the Term, for as long as the Company buys the Minimum Volume, the Manufacturer shall not, directly or indirectly, for its own account or for the account of any third party, sell, subcontract, manufacture or produce, or enter into any agreement with any third party to sell, subcontract, manufacture or produce any coconut water-flavored or coconut water-based beverage products, in any form of packaging of any kind whatsoever, including without limitation, tetra pak, can, bottle or bulk; provided however, the Company acknowledges and agrees that the Manufacturer shall be allowed to produce its own brands of coconut water during the term of the Agreement as long as the Manufacturer prioritizes the Minimum Volume commitment to the Company as a first and as long as the Manufacturer is not selling to the [***]. [***]

8. Trademarks and Proprietary Information

8.1 Subject to the terms and conditions of this Agreement, during the Term (or until the earlier termination of this Agreement), Company hereby grants to Manufacturer a non-exclusive, non-assignable license to use the Company IP (as hereinafter defined) (i) to manufacture the Products for Company in accordance with and pursuant to the terms and provisions of this Agreement at Manufacturer’s facility, and (ii) to assist Company in research and development efforts pursuant to the terms of this Agreement.

8.2 Manufacturer acknowledges and agrees that Company is the sole and exclusive owner of the (i) the Specifications (including without limitation the formulas, product recipes, product specifications and manufacturing processes used to produce each of the Products), and (ii) all Trademarks, trade secrets, trade names, trade dress, copyrights, logo types, commercial symbols, patents, or similar rights or registrations, branding labels and designs used on, or in connection with, the Products now or hereafter held or applied for in connection therewith (collectively, the “Company IP”). Manufacturer acknowledges and agrees that the Company IP, and the goodwill associated therewith, are the sole and exclusive property of Company and may be used by Company and its affiliates for any purpose.

8.3 Other than as expressly set forth in Subsection 8.1 hereof, as of the date hereof, Manufacturer has no right, title or interest, and during the Term, Manufacturer shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Company IP, or the goodwill associated therewith. Manufacturer shall not contest the rights of Company or its affiliates in respect of the Company IP, including any additions or improvements to the Company IP by whomever developed; Manufacturer hereby waives any claim Manufacturer may have, arising under any law or in equity, with respect to the Company IP.

8.4 Manufacturer covenants and agrees that no right or remedy of Manufacturer for any default under this Agreement by Company hereunder, or any provision of this Agreement, shall confer upon Manufacturer, or any person or entity claiming by or through Manufacturer, the right to use the Company IP in any fashion other than as expressly set forth in subsection 8.1 hereof. Upon the expiration or sooner termination of this Agreement, Manufacturer shall remove and return to Company all tangible embodiments containing Company IP, and shall not use the Company IP. In the event of any breach of this covenant by Manufacturer, Company shall be entitled to relief by injunction, and to all other available legal rights or remedies.

8.5 Other than as expressly set forth in subsection 8.1 hereof, Manufacturer may not itself use the Company IP. Manufacturer may not apply for international, Philippine, United States federal, or state or territorial registration of any rights in the Company IP. Without Company’s prior written consent, Manufacturer may not use any of the Company IP as all or part of its legal name or any other trade or assumed name under which Manufacturer does business. No other letter, word, design, symbol, or other matter of any kind shall be superimposed on, associated with, or shown in such proximity to the Company IP so as to alter or dilute them and Manufacturer shall not combine any of the Trademarks with any other trademark, service mark or logo.

8.6 Manufacturer agrees that all Company IP and any improvements, modifications, enhancements or alterations to the Company IP, including without limitation, the formulas, product recipes, and product specifications, design, or processes of the Products made, created or conceived during the Term shall belong exclusively to Company irrespective of whether such improvements, modifications, enhancements or alterations to the Company IP are developed singularly by Manufacturer or anyone acting on behalf of or in concert or combination with Manufacturer acknowledging that any such efforts on the part of Manufacturer have been specially commissioned by Company, and all copyrightable Company IP shall be deemed to be a “work made for hire” (as defined in the U.S. Copyright Act of 1976, as amended), and created in the course of the services rendered hereunder. All rights, title and interest in and to any inventions (whether patentable or not), product designs (whether copyrightable or not) or other intellectual property developed or created by Manufacturer or anyone acting on behalf of or in concert or combination with Manufacturer relating to the Products or the method of their manufacture, processing or design shall belong exclusively to Company. Manufacturer waives any and all paternity, integrity, moral or any other similar rights, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right,” that Manufacturer may have now, or in the future, in and to the Company IP; “moral right” means any rights to claim authorship of any Company IP, to object to or prevent the modification of any Company IP, or to withdraw from circulation or control the publication or distribution of any Company IP, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right”. Where, by operation of law, any of the rights described herein, including without limitation, any rights to the Company IP, do not vest initially in Company, good and valuable consideration being extant, the adequacy and receipt of which Manufacturer hereby acknowledges, Manufacturer irrevocably assigns and transfers to Company, in perpetuity, all of Manufacturer’s worldwide rights, title and interest, whether such rights are vested or contingent, in and to any such Company IP, including without limitation, any inventions, copyrights, and other intellectual property, to Company and further agrees to assist Company in connection with any efforts to obtain patent or, copyright or other intellectual property projection for such intellectual property in any jurisdiction throughout the world. Manufacturer hereby appoints Company as attorney-in-fact to execute any documents necessary to obtain such protection or to otherwise effect assignment from Manufacturer to Company. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable.

8.7 Manufacturer shall promptly notify Company of any litigation filed or threatened against Manufacturer involving the Company IP, as well as any apparent third-party infringement of the Company IP of which Manufacturer becomes aware and, at Company’s expense, shall cooperate fully with Company on such matters.

8.8 Company, at its expense, shall defend Manufacturer from any action arising from, in connection with or to the extent caused a claim that the Company IP used as permitted hereunder infringes any valid third-party. US or Philippine patent, copyright, trade secret, or other proprietary right, whether brought by a third party who owns US or Philippine intellectual property rights of which they claim the Company IP infringes. Company shall reimburse Manufacturer for all damages, costs, and expenses (including reasonable attorneys’ fees) awarded against Manufacturer pursuant to any such actions. Company’s obligations hereunder are contingent upon Manufacturer’s providing Company prompt written notice of the claim; complete control of the defense of and the right to settle such claim; and all available information, assistance, authority, and cooperation to enable Company to defend or settle such claim. If the Company IP becomes, or in Company’s opinion is likely to become, subject of a such a claim of infringement, Company shall be entitled, at Company’s sole option, to either procure the right for Manufacturer to continue to Company IP or replace or modify it so that it becomes non-infringing.

8.9 The provisions of this Section 8 shall survive the expiration or sooner termination of this Agreement.

8.10 The foregoing notwithstanding, this Section 8 shall not be applicable in cases where the Manufacturer has developed its own intellectual property in the form of trademarks, brands, copyright, including without limitation the formulas, product recipes, product specifications and manufacturing processes, among others, which were created or conceived by the Manufacturer independent from the Product in connection with the production and development of its own products as permitted under this Agreement.

9. Confidentiality

9.1 Manufacturer and Company acknowledge and agree that during and for a period of [***] after the term of this Agreement, each party will not use any Confidential Information of the other party nor disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except pursuant to a valid order of a court having jurisdiction thereof as explained in this Agreement or as otherwise provided in this Agreement. Each party agrees that violation of this provision will cause irreparable damage or injury to the other party, the exact amount of which would be impossible to ascertain, and that, for such reason, among others, such other party shall be entitled to an injunction, without the necessity of posting bond therefore, restraining any further violation of this Agreement. The rights to an injunction shall be in addition to, and not in limitation of, any rights and remedies that such party may have against the breaching party, including, but not limited to, the recovery of damages. For purposes of this Agreement, the term “Confidential Information” means information of any kind, nature, and description disclosed to, discovered by or otherwise known by either party, as a direct or indirect consequence of or through its relationship with the other party, including but not limited to, the terms and provisions of this Agreement, the Specifications and any information relating to research, developments, inventions, copyrights, product lines, product recipes, product ingredients, product composition, product processes, manufacturing processes, design, purchasing, finances, financial affairs, accounting, merchandising, selling, distribution networks, employees, trade secrets, business practices, merchandise resources, supply resources, service resources, system designs, procedure manuals, the prices it obtains or has obtained or at which it sells or has sold its services or products, the name(s) of its personnel, and reports; provided, however, that Confidential Information shall not include any information which (i) was available to or in possession of either party prior to the time of disclosure to such party by the other party or its representatives or affiliates, (ii) is or becomes generally available to the public other than as a result of disclosure to either party by the other party or its representatives or affiliates, or (iii) is or becomes available to either party on a non-confidential basis by a third party which is not bound by this Agreement or any confidentiality agreement with the other party.

9.2 Each party will make available the other party’s Confidential Information only to its officers and employees on a need to know basis. Both parties shall ensure that all officers and employees who receive the Confidential Information are advised of the obligation to abide by the provisions of this clause. The parties will be liable for any breach by their officers and employees.

9.3 The provisions of this Section 9 shall survive the termination of this Agreement for a period of [***] from the date of its actual termination.

10. Product Development

10.1 Manufacturer agrees to assist Company in research and development efforts related to improvements and modifications to its existing line of Products. During development of each additional product, the costs of production, raw materials and testing of such additional product shall be borne by Company. Company shall reimburse Manufacturer for all agreed upon costs associated with its assistance.

10.2 From time to time during the Term, Company, by written notice to Manufacturer, may request Manufacturer to produce additional products in addition to the Products. At the time it gives Manufacturer such written notice, Company shall also supply Manufacturer with the specifications for the additional products. If Manufacturer accepts the additional product(s), the parties shall establish a price for the additional product(s) to be manufactured and supplied to Company and Schedule 1 (Products) shall be automatically amended to include (i) the additional products as “Products”, and (ii) the price for such additional products; and Schedule 2 (Specifications) shall be automatically amended to include the new specifications for the additional products as “Specifications”. Schedule 1 shall likewise be amended to reflect the costs of the additional ingredients required to produce such additional products. All other terms, provisions, covenants, warranties, representation, and conditions of this Agreement shall apply to such new products.

11. Force Majeure

In the event that either of the Parties by virtue of a cause beyond its control or risk, such as acts of God, crop and raw material shortages such as a drought or disease, riots, war, acts of terrorism, or embargo, suffers an inability to perform all or any part of its obligations under this Agreement, then the party suffering such disability shall be excused from such performance for as long as and to the extent that such a cause results in the inability to perform. The affected party’s performance under this Agreement shall be excused and extended for the period of the delay, provided that the affected party immediately notifies the other party of the reason for and the estimated extent of the delay and the affected party takes all reasonable steps to mitigate the effects of the delay. If such force majeure condition continues for a period of [***] days and both parties determine that it substantially interferes with the further performance by either party of this Agreement, this Agreement may be terminated upon mutual agreement of the parties immediately upon notice, and the “Term” of this Agreement shall be deemed to have expired on the date thereof. If this Agreement is terminated pursuant to this Section 11, each party shall bear the costs it has incurred before the date of termination, including the costs associated with raw materials and other materials, work-in-process and finished Products not delivered to Company by the date of termination.

12. Assignment; Successors And Assigns; Further Assurances.

Neither party may, directly or indirectly, assign its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under this Agreement, without the prior written consent of the other party. provided, however, Company may assign, without the prior written consent of Manufacturer, its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under this Agreement to a successor in ownership of all or substantially all of its business assets, whether by sale of assets, stock, merger, consolidation or otherwise. Any assignment in violation of this Section 12 shall be null and void. This Agreement shall be binding and inure to the benefit of each of the parties and its successors and permitted assigns. At the request of a party to this Agreement, any other party or assignee to this Agreement will promptly execute any documents necessary to confirm or establish the respective rights of Company and Manufacturer and assignee pursuant to this Agreement.

13. Termination

13.1 A party may terminate this Agreement “for cause”, upon the happening of any of the following events:

(i) immediately by either party upon the dissolution of the other party, or the appointment of a receiver, liquidator or the like for the other party or all its property, or the other party commences a voluntary case under any applicable bankruptcy or insolvency law or consents to the entry of an order for relief in any involuntary case for a liquidation or a court with jurisdiction enters a decree for relief in any involuntary case involving the liquidation of the other party or if either party becomes insolvent or takes, or fails to take any action which constitutes an admission of inability to pay its debts as they mature;

(ii) immediately by Company, if a controlling interest in Manufacturer is transferred, sold to, or acquired, by a third party (either directly or indirectly, through a merger, stock sale or issuance, asset sale or otherwise) without the prior written consent of Company;

(iii) immediately by Company upon the occurrence of an event of default of this Agreement by Manufacturer as follows:

(A) Manufacturer fails to meet Specifications set forth in this Agreement and fails, within [***] days after written notice specifying such default by Company, to cure such default;

(B) Manufacturer fails to (i) supply the Minimum Volume in any Calendar Year or (ii) meet its other manufacturing production obligations set forth in this Agreement and fails, within [***] days after written notice specifying such default by Manufacturer, to cure such default; or

(C) Manufacturer defaults in the performance of any other obligation under this Agreement and fails, within [***] days after written notice specifying such default by Company, to cure such default; provided, however, in the event Manufacturer commits fraud it shall have no opportunity to cure such default and Company may terminate this Agreement immediately; or

(iv) immediately by Manufacturer in the event of default by the Company as follows:

(A) Company fails to order the Minimum Volume in any Calendar Year for [***] consecutive Calendar Years and fails, within [***] days after written notice specifying such default by Company, or

(B) Company defaults in the payment of any material amount due and payable under this Agreement or defaults in the performance of any other obligation under this Agreement and does not cure such default within [***] days after written notice thereof by Manufacturer, or commits fraud against Manufacturer.

13.2 Upon the expiration or the termination of this Agreement by a party for any reason whatsoever, whether for cause, without cause or otherwise, at Company’s request, Manufacturer may extend this Agreement for a mutually agreed upon period, but in no event less than [***] days, to provide to Company or its designee (i.e., a successor manufacturer) reasonable termination and transition assistance services to facilitate the orderly transition of the production of the Products to Company or its designee. Such termination assistance services shall include without limitation, designation by Manufacturer of a responsible person familiar with this Agreement and Manufacturer’s production of the Products hereunder, developing a plan for the orderly transition of the production of the Products from Manufacturer to Company or its designee, providing reasonable training to Company or its designee regarding the production of the Products, using commercially reasonable efforts to make available to Company, pursuant to mutually agreeable terms and conditions, any third party or other supplier services then being used by Manufacturer in connection with producing the

Products pursuant to this Agreement, and/or furnishing Company with duplicates of data files and any other electronic records, magnetic tapes, media and/or printouts, as determined by Company, of Manufacturer’s database or data relating to the raw material or performance of Manufacturer’s obligations hereunder (excluding any proprietary cost information) and such other activities upon which the parties may reasonably agree or Company may reasonably require in order to effect an orderly transition. Company shall pay Manufacturer for such termination assistance services at mutually agreed upon rates, negotiated by the parties in good faith.

13.3 Unless explicitly indicated in this Agreement to the contrary, any termination or expiration of this Agreement shall not relieve the parties of any rights, obligations or liabilities existing, accruing or arising under this Agreement before the termination or expiration (including without limitation, the obligation of Manufacturer to manufacture any Products pursuant to the Purchase Orders delivered prior to termination, and made during the Term and the obligation of payment for any conforming Products delivered thereunder) and the provisions in this Agreement relating to confidentiality, intellectual property, arbitration and indemnification shall survive the termination or expiration of this Agreement for the period indicated in this Agreement, and if no such period is indicated, following the expiration of the statute of limitations period applicable to the claim arising thereunder.

13.4 Notwithstanding anything in this Agreement to the contrary, in the event of an alleged payment default by either party (the “Defaulting Party”), the parties agree that, provided that:

(i) the Defaulting Party has deposited the amount of the alleged payment default in an attorney escrow account of an attorney selected by the non-Defaulting Party within twenty (20) business days of receipt of the payment default notice; and

(ii) the Defaulting Party, within (20) business days of receipt of the payment default notice has submitted the matter to arbitration in accordance with Section 18 hereof;

then, this Agreement shall not be deemed terminated (unless terminated for another valid reason in accordance with the terms of this Agreement) and the parties shall continue to perform their respective responsibilities hereunder, until such time as (1) the arbitrator has made a determination on whether such alleged payment default constitutes a terminable default under this Agreement, and (2) the non-Defaulting Party then elects to terminate this Agreement therefore, in accordance with this Section 13.

14. Representations, Warranties and Covenants.

14.1 The parties represent and warrant to each other that each has the legal capacity and authority, right and power to enter into this Agreement; that there is no further action necessary to make this Agreement binding upon such party in accordance with its terms.

14.2 Each of the parties hereunder represents and warrants to the other that in connection with its obligations under this Agreement, it shall comply with Laws and has obtained, or will promptly obtain upon execution of this Agreement, all applicable permits.

14.3 Manufacturer represents, warrants and covenants to Company that:

(i) all of the Products manufactured, processed, and packaged on behalf of Company pursuant to this Agreement shall be manufactured, processed and packaged in conformity with the Specifications and Laws applicable to the manufacturing of the Products, and shall be free of any defects and fit and wholesome for human consumption;

(ii) all materials, ingredients and supplies that Manufacturer uses in the manufacture of the Products shall be merchantable of good quality, free from defects and strictly conform to the Specifications. Manufacturer shall certify in writing from time to time promptly, upon Company’s request, that the materials and the manufacturing facility used to produce the Products are in compliance with the Specifications and Laws;

(iii) none of the Products manufactured, processed and packaged on behalf of Company shall contain, or be produced with, any materials whose use is prohibited now or during the Term; the equipment used to produce the Products shall be manufactured by Tetra Pak or other equipment suppliers mutually agreed upon by the parties;

(iv) it shall supply Company with the monthly requirements of the Products ordered pursuant to the Purchase Orders and otherwise in accordance with the terms and conditions of this Agreement; all of the Products manufactured pursuant to this Agreement will contain coconut water with a minimum raw brix of [***];

(v) the Company approved manufacturing facility used to produce the Products pursuant to this Agreement shall be the only facility approved by Company or such other manufacturing facility that is inspected and approved by Company in writing prior to any such manufacturing; that all such manufacturing facilities are in compliance with Laws; that all such manufacturing facilities are clean, sanitary, secure and free of infestation by rodents, birds, insects and other vermin; that it is the sole owner of all manufacturing facilities (notwithstanding any mortgages) and the Equipment to be used to produce the Products pursuant to this Agreement (notwithstanding any leased or financed equipment); that all such equipment is and shall be maintained in good working order and repair during the Term;

(vi) it shall comply with the applicable labor laws of the Philippines;

(vii) it shall perform its obligations hereunder in a timely and professional manner, consistent with the manner in which it produces products for itself and its affiliates and/or produces products for similar customers, using trained technical and manufacturing personnel sufficient in number and experience to manufacture and package the Products and in accordance with Laws;

(viii) it will convey to Company good title to the Products sold to the Company pursuant to this Agreement, free of any liens or encumbrances thereon, and shall not permit any third party to acquire a security interest in or lien on any Products or any proceeds thereof;

(ix) Manufacturer shall maintain, at all times during the Term, the equipment and inventories necessary to manufacture at least the Minimum Volume;

(x) there is no suit, action, contract, commitment, arbitration or legal administrative or other proceeding or governmental investigation pending or, to Manufacturer’s knowledge, threatened against it, affecting Manufacturer’s ability to enter into or perform its obligations under this Agreement; and

(xi) it shall promptly notify Company in writing of any of concerns relating to Company’s formulas, process parameters, quality assurance specifications or other Specifications. Time is of the essence with respect to such notification.

14.3 Company represents, warrants and covenants to Manufacturer that:

(i) it is the sole and exclusive owner of all Company IP including trademarks, brands, copyrights, product formulations and recipes and none of the same infringe any third party trademarks, copyrights and formulations or other intellectual property; and

(ii) the Products, if properly produced by the Manufacturer within Specifications, are fit for human consumption and the production process of the same conforms to all applicable Laws.

14.3 Company represents, warrants and covenants to Manufacturer that it is a 100% owned subsidiary of All Market, Inc. incorporated in the state of Delaware in the United States of America.

15. Independent Contractors

The relationship of the parties is that of independent contractors. Neither party shall be considered the agent of the other for any purpose whatsoever, nor shall they be considered to be joint venturers or co-partners. Except as otherwise provided for in this Agreement, neither party has the authority to bind the other party or act on its behalf.

16. Notices

All notices and other communications required or permitted by this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given (a) when personally delivered (provided written confirmation thereof is also delivered by express courier), (b) upon delivery by a nationally recognized courier service which provides evidence of delivery, or (c) upon delivery of a facsimile or email transmission, provided a copy thereof is also delivered in person or by express courier.

Notice to Manufacturer shall be sufficient if given to:

(a)	Century Agriculture Corporation

####

Attn: ####

Facsimile: ####

Notice to Company shall be sufficient if given to:

(b)	ALL MARKET SINGAPORE, PTE. LTD

####

Attn: ####

Facsimile: ####

With a copy to:

The Giannuzzi Group, LLP

####

Attn: ####

Facsimile: ####

The parties may, from time to time advise each other of changes of address or additional addresses for the giving of notices.

17. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Philippines.

18. Arbitration

18.1 The parties agree to attempt in good faith to resolve any disputes arising out of or in connection with this Agreement between themselves. The parties further agree that for a period of thirty (30) days from written notice of one party to the other regarding a dispute arising out of or in connection with this Agreement, they shall communicate weekly in an attempt to resolve the dispute amicably. This subsection 18.1 shall not be applicable to any claim for injunctive relief as provided in Section 21. Manufacturer acknowledges that in the event of a dispute between the parties, Manufacturer shall continue to perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with its provisions.

18.2 In the event that the parties are unable to reach an amicable settlement for claims, controversies or disputes arising under this Agreement, any such dispute, controversy or claim, shall be finally settled under the Arbitration Rules of the International Centre for Dispute Resolution by three (3) arbitrators appointed in compliance with the said rules. The place of arbitration shall be in Singapore, the arbitration shall be conducted in the English language and shall be binding on the Parties. The arbitral award shall be final and binding on the parties and shall be non-appealable and may be enforced by proceedings in any court having jurisdiction over any of the parties.

19. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

20. Inspection; Audit

20.1 Company, at any time and from time to time during the Term, shall have the right but not the obligation to inspect and/or audit those portions of the facilities wherein personnel, machinery and/or equipment are engaged in the business of manufacturing, producing or storing the Products pursuant to the terms of this Agreement. Company shall give Manufacturer written notice of fourteen (14) days prior to such inspection or audit. Such inspection may include all aspects of Manufacturer’s manufacturing techniques, quality control, storage, sanitation procedures, clean-up periods and records in order to ensure that the Products manufactured by Manufacturer on behalf of Company comply with the Specifications and Laws Manufacturer shall maintain and make available to Company upon request, all records related to the manufacture of the Products, including, without limitation, all records relating to the testing of the Products and the raw materials and other commodities used in the production of the Products, that Manufacturer conducts on behalf of Company or that Company requires under this Agreement. Company may, at its option, as determined in its sole discretion, and from time to time, rely in whole or in part upon inspections and/or audits of Manufacturer’s facility conducted by third party inspectors or auditors. In such events, Manufacturer shall furnish to Company all inspection and/or audit reports, correspondence, work papers, back-up materials and other information requested by Company. Company shall have the obligation to pay for any or all of such third party inspection (s) and/or audit(s).

20.2 Manufacturer may restrict access by Company representatives to only those areas of the facilities where the Products are being manufactured, stored, tested and shipped or where the ingredients and other materials for the Products are processed, tested and stored.

20.3 On a best efforts basis, the Manufacturer may cause vendors to allow the Company to audit any and all of their records relating to production or pricing of the Products. Manufacturer, on a best effort basis, may cause any such vendors to maintain their respective books and records relating to the Products produced hereunder and pricing thereof for a period of two (2) years from the date such Products were produced and to make such books and records available to Company upon its request at such reasonable time or times within the two (2) year period.

20.4 Subject in all respects to Section 4.3, in connection with any negotiation regarding, or adjustment to, the Price of the Products, Manufacturer shall immediately upon Company’s request, provide Company with any and all information reasonably required for Company to evaluate such adjustment, including without limitation, any invoices for Manufacturer’s purchase of raw and packing materials, and any other ingredients necessary to produce the Products, and any information related to the base line cost of the Products (i.e. labor rates, ingredients, raw materials, power, foreign exchange rates, maintenance costs, etc.).

21. Injunctive Relief

Manufacturer acknowledges and agrees that Company would be damaged irreparably in the event Manufacturer fails or refuses to perform its obligations hereunder. Accordingly, Manufacturer agrees that Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, including without limitation Sections 7, 8, 9, 12 and 20, by Manufacturer and to enforce specifically this Agreement and the terms and provisions hereof being required in any court of the United States, any foreign jurisdiction, or any state having jurisdiction, this being in addition to any other remedy to which Company is entitled at Law or in equity.

22. Recall; Manufacturing defect

22.1 If Company is required, or it determines it is reasonably necessary in order to minimize or avoid bodily injuries or danger to any person or property to withdraw or recall any or all of the Products, or if there is any governmental seizure of its Products supplied hereunder for any reason whatsoever (a “Recall”), Company will notify Manufacturer promptly of the details regarding such withdrawal, recall or seizure action, including providing copies of all relevant documentation concerning such action. Manufacturer will fully cooperate with and use diligent efforts to assist Company in investigating any such situation. All regulatory contacts that are made and all activities concerning seizure, recall and/or withdrawal will be coordinated by Company.

22.2 Except as otherwise provided herein, Manufacturer, shall for an amount not exceeding [***] for any single incident bear the cost and expense which already includes fines, damages and costs to the Company and third parties, and shall indemnify and hold Company harmless of and from any such seizure, recall or withdrawal, which occurs, due to (i) a failure of any Product sold by Manufacturer to Company hereunder to conform to the Specifications (including, without limitation, the Products being adulterated or misbranded) or any warranty or other requirement set forth in this Agreement, or (ii) the failure by Manufacturer to comply with Laws. For avoidance of doubt, Manufacturer shall not be held liable for recalls resulting from use of ingredients included in Specifications or use of processes agreed upon by the Parties, which may later be deemed not allowed in the country of distribution for use as a food additive or manufacturing process, respectively. In addition, the Company agrees to indemnify and save harmless the Manufacturer from any such seizure, recall or withdrawal which occurs, due to any defect or negligence in the process of sale, distribution, storage, use, handling of the Products by the Company.

23. Indemnity

23.1 Company shall defend, indemnify, and hold Manufacturer, its affiliates, and their respective officers, shareholders, directors and agents, and their respective successors and assigns (the “Manufacturer Parties”) harmless from and against any and all third party claims, demands, losses, costs, damages, injury, suits, judgments, penalties, expenses, liens, obligations, penalties, assessments, citations, directives and liabilities of any kind or nature, including reasonable attorneys’ fees and other litigation related costs (collectively, “Losses”) incurred by the Manufacturer Parties to the extent and only to the extent arising directly or indirectly out of or in connection with (1) the Manufacturer’s observance of the Specifications herein as provided by the Company; (2) with a breach by Company of its obligations under this Agreement; or (3) any negligent or intentional act or omission of Company, except to the extent such claims, demands, losses, costs, damages, suits, judgments, penalties, expenses, and liabilities result from the Manufacturer Parties’ negligence, gross misconduct and/or a breach by Manufacturer of its obligations under this Agreement.

23.2 Manufacturer shall defend, indemnify, and hold Company, its affiliates, and their respective officers, shareholders, directors and agents, and their respective successors and assigns (the “Company Parties”) harmless from and against any and all Losses incurred by the Company Parties to the extent and only to the extent arising directly or indirectly out of or in connection with a breach by Manufacturer of its obligations under this Agreement, including without limitation, any breach of Manufacturer’s representations and warranties set forth in this Agreement, or any negligent or intentional act or omission of Manufacturer, or the failure of any of the Products to comply with the Specifications and/or Laws, except to the extent such Losses result from Company’s negligence, gross misconduct and/or a breach by Company of its obligations under this Agreement.

24. Defense of Claims

24.1 A party seeking indemnification (“Indemnified Person”) pursuant to Section 23 may make claims for indemnification hereunder by giving written notice thereof to the other party (“Indemnifying Party”). If indemnification is sought for a claim or liability asserted by a third party, the Indemnified Party shall also give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the Indemnifying Party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the basis of the claim for indemnification and any claim or liability being asserted by a third party. Within thirty (30) days after receiving such notice or such longer period as may be agreed upon by the parties, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the Indemnifying Party fails to give notice that it disputes an indemnification claim within thirty (30) days after receipt of notice thereof or such longer period as may be agreed upon by the parties, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable.

24.2 The Indemnifying Party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Indemnified Party may engage separate counsel at the expense of the Indemnifying Party. If no such notice of intent to dispute and defend a third party claim or liability is given by the Indemnifying Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability (with counsel selected by the Indemnified Party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the Indemnifying Party, then the Indemnified Party shall make available such information and assistance as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense, at the expense of the Indemnifying Party.

24.3 The Indemnifying Party shall have the right to elect to settle any claim in respect of which indemnity may be sought pursuant to Section 23, for which it has duly assumed the defense, with the written consent of the Indemnified Party, which consent will not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall have the right to elect to settle any claim in respect of which indemnity may be sought hereunder, for which it has duly assumed the defense, with the Indemnifying Party’s written consent, which consent will not be unreasonably withheld.

24.4 The Indemnifying Party shall, upon payment of an indemnity in full under this Agreement, be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates.

24.5 Each party to this Agreement shall use reasonable commercial efforts not to assert against the other party any claim of indemnification for Losses in connection with this Agreement unless the asserting party has given the other party reasonable prior written notice of the claim.

24.6 In cases of customer claims that allege a defect in the Products, Company shall first initiate a prompt and thorough investigation of such customer claim and conclude that such defect was a result of a failure to comply with the Manufacturer’s obligations under this Agreement before asserting a claim of indemnification against Manufacturer. Manufacturer shall cooperate with Company in any such investigation, but shall not be bound by the findings of the Company.

25. Insurance

25.1 Manufacturer shall, at its sole expense, have in full force and effect throughout the Term commercial general liability insurance, including product liability insurance, in an amount which is commercially reasonable and sufficient given Manufacturer’s business, as well as worker’s compensation insurance (or the equivalent under Philippine law) in the statutory amounts required in the Philippines. Manufacturer shall cause Company to be listed as an additional insured on such insurance policy.

25.2 Before commencement of any production under this Agreement, and thereafter (from time to time), promptly upon Company’s request, Manufacturer shall provide Company with a copy of its policy cover evidencing its existing insurance coverage for the Company to confirm its suitability for this purpose. Company may (but shall not be obligated to), at its sole discretion and expense, purchase additional insurance.

26. Governing Language

The parties hereto acknowledge and agree that this Agreement has been prepared in the English language.

27. Schedules; Entire Agreement; Construction

The Schedules are a part of, and incorporated by reference into, this Agreement. This Agreement, together with any Schedules attached to this Agreement, contain all of the terms, warranties, representations, agreements, covenants, conditions, and provisions the parties have agreed upon with respect to the subject matter of this Agreement and it supersedes any and all written or oral agreements, understandings or representations relating to its subject matter. The parties hereto have consulted with and have been counseled by their own legal counsel and other advisors, and are entering into this Agreement voluntarily and with a full understanding of the meaning and legal effects of each provision contained in this Agreement. The parties hereto and their respective legal counsel have been involved in the negotiation and drafting of this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the parties agree that this Agreement and the provisions hereof shall not be construed against any one party as the drafter of this Agreement.

28. Severability

In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

29. Waiver

Any party’s failure to insist on strict performance of any provision of this Agreement shall not be deemed a waiver of any of its rights or remedies, nor shall it relieve any other party from performing any subsequent obligation strictly in accordance with the terms of this Agreement. No waiver shall be effective unless it is in writing and signed by the party against whom enforcement is sought. The waiver shall be limited to provisions of this Agreement specifically referred to therein and shall not be deemed a waiver of any other provision. No waiver shall constitute a continuing waiver unless the writing states otherwise.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each party has executed this Manufacturing and Purchasing Agreement on the day and year first above written.

MANUFACTURER:

CENTURY AGRICULTURE CORPORATION

By:	/s/ Christopher Po
Christopher Po
President

COMPANY:

ALL MARKET SINGAPORE PTE. LTD.

By:	/s/ Michael Kirban
Michael Kirban
CEO

SCHEDULE A

Definitions

In this Agreement, the following words and expressions shall have the following meanings:

Agreement: means this Manufacturing and Purchasing Agreement, including its Schedules, all as amended in accordance herewith from time to time.

Calendar Quarter : shall mean the following periods in any calendar year: January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31.

Contract Year : shall mean the 12-month period following actual Initial Production

Delivery Location : means Manufacturer’s port located in General Santos, Philippines.

Initial Production Date : the date the Manufacturer first fulfills the Company’s Purchase Orders in accordance with the terms of this Agreement, which date shall be reasonably determined by the Company.

Laws : means (1) all Philippines laws, statutes, orders, rules, regulations, ordinances, permits, approvals, licenses, registrations, directives, filings or authorizations of any agency (collectively “Legislation”) applicable to the manufacture of food products for human consumption in Philippines, and (2) the Current Good Manufacturing Practice in Manufacturing, Packing, or Holding Human Food (21 CFR Part 110), the Bioterrorism Preparedness and Response Act of 2002, and any U.S. Legislation in effect on or after the Effective Date but during the Term, pertaining to the manufacture of food products for human consumption by foreign manufacturers (including, but not limited to, the Foreign Manufacturers Legal Accountability Act of 2009 and the Food and Drug Administration Globalization Act of 2009).

Packing Material : means Tetra Pak and corrugated cartons, slip-sheet and stretch-wrap

Products : means the products to be manufactured and sold by Manufacturer and purchased by Company hereunder, as set forth on Schedule 1 attached hereto, as the same may be amended from time to time in accordance with the terms hereof. “Product” shall mean any one of the Products.

Purchase Orders : means the orders of the Company for the Product.

Schedules : means attachments referred to in this Agreement which shall be deemed incorporated into and made an integral part of this Agreement.

Specifications : means (i) the Company dictated manufacturing process and the Manufacturer to apply for US Food and Drug Administration approval and three (3) months after Initial Production Date, for Hazard Analysis and Critical Control Points (HACCP), Kosher and Halal certifications, and (ii) the Company’s formula recipes, ingredient and product specifications developed for each of the Products, as set forth in the Product Specifications Manual, referenced on Schedule 2 attached hereto, as may be amended from time to time in accordance with the terms hereof. The term “Specifications” shall include any revisions issued by Company to the Specifications and/or any specifications provided by Company for additional products to be added to Schedule 1 after the Effective Date.

SCHEDULE 1

Products and Prices*

[***]

SCHEDULE 2

Specifications

[***]

[***]

[***]

[***]

SCHEDULE 3

Loading Specifications

[***]

SCHEDULE 4

Minimum Volume

[***]

SCHEDULE 5

Financial Performance Metrics

[***]

Price Volume Bracket

[***]

2nd AMENDMENT TO THE

MANUFACTURING AND PURCHASING AGREEMENT

(Dated September 19, 2012)

KNOW ALL MEN BY THESE PRESENTS:

This Amendment to Manufacturing and Purchasing Agreement (the “Agreement”) is made and entered into this 20th day of November, 2020 by and between:

CENTURY PACIFIC AGRICULTURAL VENTURES, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal office address at Centerpoint Building, Julia Vargas Avenue corner Garnet Road, Ortigas Center, Pasig City, Philippines 1605 (“Manufacturer”);

- and -

ALL MARKET SINGAPORE PTE. LTD., a corporation duly organized and existing under the laws of Singapore, with principal office address at #02-03/04 The Galen, 61 Science Park Road, Singapore 117525 (“Company”);

(Individually, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Manufacturing and Purchasing Agreement dated 19 September 2012, as supplemented by an Addendum Agreement dated 06 January 2013 and a Supplemental Agreement dated 05 November 2014 (“Supplemental Agreement”) and amended through an Amendment to Manufacturing and Purchasing Agreement dated November 30, 2015 (“First Amendment”) (collectively, the “Original Agreement”), pursuant to which Company engaged the services of Manufacturer to manufacture and package certain Products according to Company’s Specifications;

WHEREAS, the Manufacturer has agreed to amend the price and volume requirements as indicated on Schedule 1;

WHEREAS, the term of the Agreement is extended for 2 years.

NOW THEREFORE, for and in consideration of the foregoing premises, the Parties agree as follows:

Section 1. Definitions. - Certain capitalized words and expressions under this Agreement shall have the meanings set forth under the Original Agreement, except as otherwise defined herein.

Section 2. Volume Commitment. - Manufacturer shall produce for Company and Company commits to order from Manufacturer commencing January 1, 2021:

(a) Coconut Water (CW) Products

[***]

(b) Organic Coconut Water (OCW) Products

[***]

(c) Organic Virgin Coconut Oil Products - [***]

For avoidance of doubt, the Minimum Volume for any Contract Year shall be [***] and the parties acknowledge, covenant and agree that a party’s receipt of [***] shall be its sole and exclusive remedy with respect to the other party’s failure to order the Minimum Volume in any Contract Year.

Section 3. Interpretative Provisions. - For purposes of incorporating the agreements of the Parties hereunder, the Original Agreement shall be deemed amended as follows:

(a) Schedules 1, 2 and 3 of the First Amendment shall be replaced by Schedules 1, 2 and 3 hereof, respectively.

(b) Except as specifically amended hereby, the provisions of the Original Agreement shall continue in full force and effect and be binding on each Party thereto in accordance with their terms. From and after the execution of this Agreement, all references in the Original Agreement to the “Agreement”, “this Agreement”, “hereof”, “hereunder”, “herein” and words of similar import shall be deemed to be references to the Original Agreement as amended by this Second Amendment to Manufacturing and Purchasing Agreement, and the Original Agreement shall be read and construed with this Second Amendment to Manufacturing and Purchasing Agreement as one integrated document incorporating the provisions amended hereby.

2

Section 4. Term of the Agreement- The term of the Original Agreement shall extend from 31 December 2023 to 31 December 2025.

Section 5. Representations and Warranties. - Each Party represents, warrants and covenants to the other Party that (i) it has full power, authority and legal right to make and perform this Second Amendment to Manufacturing and Purchasing Agreement, (ii) all necessary corporate and other legal approvals or consents and other legal action required for the making and performance of this Second Amendment to Manufacturing and Purchasing Agreement and the transactions contemplated hereby have been obtained or made and are and will continue to be in effect and (iii) this Second Amendment to Manufacturing and Purchasing Agreement constitutes the legal, valid and binding obligation of the Party, enforceable in accordance with its terms.

Section 6. Counterparts. - This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same document.

Section 7. Governing Law. - This Agreement shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

IN WITNESS WHEREOF, the parties hereto have set their hands on the date and at the place first above-written.

MANUFACTURER:

CENTURY PACIFIC AGRICULTURAL VENTURES, INC.

By:	/s/ Christopher Po
Christopher Po
President and Chief Executive Officer
November 20, 2020

Signed in the presence of:

3

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES	)
PASIG CITY	) S.S.

BEFORE ME, this         day of DEC 10 2020 2020 in PASIG CITY City, personally appeared:

Name	Competent Evidence of Identity No.	Date/Place Issued

CHRISTOPHER T. PO	Passport No. P8631182A	SEPT. 6, 2018/ OFA MANILA

All known to me and to be known to be the same person who executed the foregoing instrument, and they acknowledged to me that the same is their free and voluntary act and deed.

This instrument refers to SECOND AMENDMENT TO ALL MARKET MANUFACTURING AGREEMENT (Dated September 19, 2012).

WITNESS MY HAND AND SEAL on the date and at the place first written above.

Doc. No. 152;

Page No. 32;

Book No. F;

Series of 2020.

/s/ Arleo Antonio R. Magtibay, Jr.
ARLEO ANTONIO R. MAGTIBAY, JR.
Appointment No. 177 (2019-2020)
Notary Public for Pasig City, Pateros and San Juan Until December 31, 2020 Attorney’s Roll No. 61659 Unit 424 Strata 100 Bldg.
F. Ortigas, Jr. Road, Ortigas Center, Pasig City PTR No. 6445695, 1.03.20; Pasig City IBP No. 101028; 01.03.20; RSM
MCIF Compliance No. VI-0011536; 04.14.22

4

COMPANY:

ALL MARKET SINGAPORE PTE. LTD.

By:	/s/ Jonathan Burth
Jonathan Burth
Chief Operating Officer

Signed in the presence of:

( FOR NOTARY AND LEGALIZATION)

5

SCHEDULE 1

Products and Prices Pure Coconut Products

As stated on the First Amendment to the MPA

[***]

6

Proposed Amendments to

SCHEDULE 1

Products and Prices Pure Coconut Products

[***]

7

SCHEDULE 2

Annual Volume Guide

As stated on First Amendment to the Agreement

[***]

8

SCHEDULE 3

Minimum Order Volume

[***]

9

AMENDMENT TO

MANUFACTURING AND PURCHASING AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

This Amendment to Manufacturing and Purchasing Agreement (the “Agreement”) is made and entered into this 30th day of November 2015 by and between:

CENTURY PACIFIC AGRICULTURAL VENTURES, INC., a corporation duly organized and existing under the laws of the Republic of the Philippines, with principal office address at Centerpoint Building, Julia Vargas Avenue corner Garnet Road, Ortigas Center, Pasig City, Philippines 1605 (“Manufacturer”);

-and-

ALL MARKET SINGAPORE PTE. LTD., a corporation duly organized and existing under the laws of Singapore, with principal office address at #02-03/04 The Galen, 61 Science Park Road, Singapore 117525 (“Company”);

(Individually, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Manufacturing and Purchasing Agreement dated 19 September 2012, as supplemented by an Addendum Agreement dated 06 January 2013 and a Supplemental Agreement dated 05 November 2014 (“Supplemental Agreement”) (collectively, the “Original Agreement”), pursuant to which Company engaged the services of Manufacturer to manufacture and package certain Products according to Company’s Specifications;

WHEREAS, the Parties desire to extend the Original Agreement until 31 December 2023 and further expand the coverage of the Original Agreement to include additional products and services;

NOW THEREFORE, for and in consideration of the foregoing premises, the Parties agree as follows:

Section 1. Extension of Term. - The Parties hereby agree to extend the term of the Original Agreement until 31 December 2023, unless terminated or further extended in writing by the Parties hereto.

Section 2. Definitions. - Certain capitalized words and expressions under this Agreement shall have the meanings set forth under the Original Agreement, except as otherwise defined herein.

Section 3. Products. - The Products subject of this Agreement shall include (i) “100% Pure Coconut Water” Products, (ii) “Flavored Coconut Water” Products, (iii) “Organic Coconut Water” Products, and (iv) “Organic Virgin Coconut Oil” Products (for 2015 and 2016 per Section 4c), as more particularly identified and described under Schedule 1 hereof.

Section 4. Volume Commitment. - Manufacturer shall produce for Company and Company commits to order from Manufacturer:

(a) Coconut Water (CW) Products

[***]

In ordering CW Products, Company shall order a minimum order quantity of [***]

[***]

(b) Organic Virgin Coconut Oil (OVCO) Products

[***]

Section 5. Quality Specifications and Testing Protocols. - Item 5.3 of the Original Agreement and Schedule 2 of the Supplemental Agreement shall be amended to reflect new quality specifications and testing protocols, which shall be mutually agreed upon by the Parties’ respective technical teams. The new quality specifications and testing protocols shall also include those for OVCO Products.

2

Section 6. Penalty. -The first paragraph of Item 2.6 of the Original Agreement shall be amended to read as follows:

“Should Company or Manufacturer fail to order or produce the Minimum Order Volume, respectively, as set out under Schedule 3 of this Agreement, the non-performing party shall, within five (5) days after the end of the calendar year, [***]. Subject to Section 13 herein on Termination, the parties acknowledge, covenant and agree that a party’s receipt of the [***] shall be its sole and exclusive remedy with respect to the other party’s failure to order the annual Minimum Order Volume.”

Section 7. Interpretative Provisions. - For purposes of incorporating the agreements of the Parties hereunder, the Original Agreement shall be deemed amended as follows:

(a) The Products as defined under the Original Agreement shall be deemed to be a reference to the Products referred to in Section 3 above.

(b) Schedules 1 and 4 of the Original and Supplemental Agreements shall be replaced by Schedules 1 and Schedule 3 hereof, respectively.

(c) Schedule 2 of the Original and Supplemental Agreements shall be replaced by the mutually agreed upon new product and quality specifications and testing protocols and will now be Schedule 4.

(d) Except as specifically amended hereby, the provisions of the Original Agreement shall continue in full force and effect and be binding on each Party thereto in accordance with their terms. From and after the execution of this Agreement, all references in the Original Agreement to the “Agreement”, “this Agreement”, “hereof”, “hereunder”, “herein” and words of similar import shall be deemed to be references to the Original Agreement as amended by this Amendment to Manufacturing and Purchasing Agreement, and the Original Agreement shall be read and construed with this Amendment to Manufacturing and Purchasing Agreement as one integrated document incorporating the provisions amended hereby.

Section 8. Representations and Warranties. - Each Party represents, warrants and covenants to the other Party that (i) it has full power, authority and legal right to make and perform this Amendment to Manufacturing and Purchasing Agreement, (ii) all necessary corporate and other legal approvals or consents and other legal action required for the making and performance of this Amendment to Manufacturing and Purchasing

3

Agreement and the transactions contemplated hereby have been obtained or made and are and will continue to be in effect and (iii) this Amendment to Manufacturing and Purchasing Agreement constitutes the legal, valid and binding obligation of the Party, enforceable in accordance with its terms.

Section 9. Counterparts. – This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same document.

Section 10. Governing Law. – This Agreement shall be governed by and construed in accordance with the laws of the republic of the Philippines.

IN WITNESS WHEREOF, the parties hereto have set their hands on the date and at the place first above-written.

MANUFACTURER:

CENTURY PACIFIC AGRICULTURAL VENTURES, INC.

By:	/s/ Christopher Po
Christopher Po
President

COMPANY:

ALL MARKET SINGAPORE PTE. LTD.

By:	/s/ Jonathan Burth

Jonathan Burth
COO

Signed in the presence of:

4

SCHEDULE 1

Products and Prices

[***]

5

SCHEDULE 4

[***]

8